CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the Registration Statements of Mariner Health Group, Inc. on Form S-8 (Nos. 33-67628, 33-77762, 33-78880,
33-99642, and 333-2780) and Form S-3 (File No. 333-3314) of our report dated February 7, 1997 on our audits of the financial statements of Mariner Health Group, Inc. and Subsidiaries as of December 31, 1995 and 1996 and for each of the three years in the period ended December 31, 1996, which report is included in this Annual Report on Form 10-K


Boston, Massachusetts                             /s/ Coopers & Lybrand L.L.P.
April 28, 1997